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                                                                     Exhibit 2.2

                             AMENDMENT NO. 1 TO THE
                          AGREEMENT AND PLAN OF MERGER

     This Amendment No. 1 to the Agreement and Plan of Merger, dated April 5, 2002, is entered into by and among PC Connection, Inc., a Delaware corporation (the "Buyer"), Boca Acquisition Corp., a Florida corporation and a wholly owned subsidiary of the Buyer (the "Transitory Subsidiary"), MoreDirect, Inc., a Florida Corporation (the "Company"), Russell L. Madris, as sole stockholder of the Company, and Michael Diamant, James Garrity and Scott Modist (the "Officers").

                                   WITNESSETH

     WHEREAS, the Buyer, the Transitory Subsidiary, the Company, Mr. Madris and the Officers are parties to that certain Agreement and Plan of Merger, dated as of March 25, 2002 (the "Merger Agreement"); and

     WHEREAS, the Merger Agreement contemplates that the Officers will become stockholders of the Company prior to the Effective Time (as defined in the Merger Agreement) and it has been subsequently determined that the Officers shall not become stockholders of the Company.

     NOW, THEREFORE, in consideration of the mutual covenants contained herein the Parent, the Transitory Subsidiary, the Company, Mr. Madris and the Officers agree as follows:

     1. All references to "Company Stockholders" in the Merger Agreement shall be substituted with "Company Stockholder."

     2. All references to "Stockholders Representative" shall be substituted with "Stockholder Representative."

     3. Schedule I to the Merger Agreement and all references thereto in the Merger Agreement are hereby deleted.

     4. Section 1.3 (f) of the Merger Agreement is deleted in its entirety and the following is inserted in lieu thereof:

     "the Buyer shall deliver to the Company Stockholder a promissory note in the form attached hereto as Exhibit I (the "Promissory Note") representing the right to receive the Initial Merger Consideration (as defined in Section 1.6 below); and"

     5. Section 5.2(o) of the Merger Agreement is deleted in its entirety and the following is inserted in lieu thereof:

     "the Company shall cancel all Company Options and Company Warrants; and"

     6. Section 6.5 of the Merger Agreement is hereby amended by inserting the following new Section 6.5(e) immediately following the existing Section 6.5(d):

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     "(e) Notwithstanding anything to the contrary set forth in Article VI or elsewhere in this Agreement, the Buyer's obligations under the Promissory Note, and the Company Stockholder's rights thereunder, shall be absolute and unconditional and shall not be subject to the provisions of this
     Article VI in any respect."

     7. The parties hereby recognize that at all times since incorporation of the Company, Mr. Madris has been the only stockholder of the Company and shall be the only stockholder of the Company immediately prior to the Effective Time (as defined in the Merger Agreement).

     8. The Officers, by executing this amendment, shall be deemed not to be parties to the Merger Agreement for all purposes thereof, including without limitation Section 8.11.

     9. Except as expressly amended hereby, all of the terms and conditions of the Merger Agreement shall continue in full force and effect.

     10. This Amendment may be executed in any number of counterparts, each of which shall be an original but all of which taken together shall constitute one and the same instrument.

                  [Remainder of Page Intentionally Left Blank]

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     IN WITNESS WHEREOF, the parties have caused this Amendment No. 1 to the
Merger Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.

                                            PC CONNECTION, INC.


                                             /s/ Wayne L. Wilson
                                            --------------------
                                            Name:  Wayne L. Wilson
                                            Title: President

                                            BOCA ACQUISITION CORP.


                                             /s/ Wayne L. Wilson
                                            -------------------
                                            Name:  Wayne L. Wilson
                                            Title: Chief Operating Officer

                                            MOREDIRECT, INC.


                                             /s/ Russell L. Madris
                                            ------------------------
                                            Name:  Russell L. Madris
                                            Title: C.E.O.


                                            COMPANY STOCKHOLDER

                                             /s/ Russell L. Madris
                                            ----------------------
                                            Russell L. Madris

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                                            OFFICERS

                                             /s/ Michael Diamant
                                            -------------------------------
                                            Michael Diamant

                                             /s/ James R. Garrity
                                            -------------------------------
                                            James R. Garrity

                                             /s/ Scott J. Modist
                                            -------------------------------
                                            Scott J. Modist